Exhibit 99.1

Filed by W. P. Carey & Co. LLC

Pursuant to Rule 425 under the Securities Act of 1933

and deemed filed pursuant to Rule 14a-12 of the Securities Exchange Act of 1934

Subject Company: W. P. Carey & Co. LLC

(Commission File Number: 001-13779)

FOR IMMEDIATE RELEASE

COMPANY CONTACT:	PRESS CONTACT:
Cheryl Perry	Guy Lawrence
W. P. Carey & Co. LLC	Ross & Lawrence
212-492-8995	212-308-3333
cperry@wpcarey.com	gblawrence@rosslawpr.com

W. P. Carey Announces Fourth Quarter and Year-End 2011 Financial Results

New York, NY – February 28, 2012 – Investment firm W. P. Carey & Co. LLC (NYSE: WPC) today reported financial results for the fourth quarter and year-ended December 31, 2011.

QUARTERLY AND YEAR-END RESULTS

•

Funds from operations—as adjusted (AFFO) for the fourth quarter of 2011 was $35.2 million or $0.88 per diluted share, compared to $36.3 million or $0.90 per diluted share for the fourth quarter of 2010. AFFO for the year ended December 31, 2011 was $188.9 million or $4.71 per diluted share, compared to $130.9 million or $3.27 per diluted share for 2010.

•

Cash flow from operating activities for the year ended December 31, 2011 was $80.1 million, compared to $86.4 million for 2010, while adjusted cash flow from operating activities was $98.6 million for 2011, compared to $88.6 million for 2010.

•

Total revenues net of reimbursed expenses for the fourth quarter of 2011 were $47.8 million, compared to $65.0 million for the fourth quarter of 2010. Total revenues net of reimbursed expenses for the year ended December 31, 2011 were $271.6 million, compared to $209.8 million in 2010. Reimbursed expenses are excluded from total revenues because they have no impact on net income.

•

Net Income for the fourth quarter of 2011 was $9.1 million, compared to $19.8 million for the same period in 2010. For the year ended December 31, 2011, net income was $139.1 million, compared to $74.0 million for 2010. Results from operations in our investment management segment were significantly higher in 2011, primarily due to revenue recognized in connection with the merger between CPA®:14 and CPA®:16 – Global, which was completed in May.

•	For the year ended December 31, 2011, we received approximately $34.9 million in cash distributions from our equity ownership in the CPA® REITs.

•	Further information concerning AFFO and adjusted cash flow from operating activities—non-GAAP supplemental performance metrics—is presented in the accompanying tables and related notes.

PROPOSED MERGER OF W. P. CAREY AND CPA®:15 AND CONVERSION OF W. P. CAREY TO REIT

•

On February 21, 2012, we announced that our Board of Directors had approved our conversion to a real estate investment trust (“REIT”) and that our Board of Directors and the Board of Directors of our publicly held, non-traded REIT affiliate, Corporate Property Associates 15 Incorporated (“CPA®:15”), had unanimously approved a definitive merger agreement pursuant to which W. P. Carey will acquire CPA®:15 immediately following the REIT conversion. These transactions are subject to requisite shareholder approvals and other closing conditions. If the proposed merger is approved and the other closing conditions are satisfied, we currently expect that the closing will occur by the third quarter of 2012, although there can be no assurance of such timing.

CPA® :17 – GLOBAL ACTIVITY

•

CPA®:17– Global’s follow-on offering was declared effective by the SEC in April 2011, and its initial public offering was terminated. We have raised more than $2 billion on behalf of CPA®:17 – Global since beginning fundraising in December 2007. The follow-on offering is for up to an additional $1 billion of CPA®:17 – Global’s common stock.

•	Investment volume for CPA®:17 – Global in the fourth quarter of 2011 was approximately $133.7 million.

•

Fourth quarter transactions included acquisitions of nine self-storage properties totaling $26.0 million, and a $57.0 million construction financing package of three modern big-box retail sites in Croatia for Austrian developer BOP.

•

In the first quarter of 2012, we completed a sale-leaseback with Blue Cross and Blue Shield of Minnesota, which included the acquisition of eight office facilities totaling approximately 1.1 million square feet.

CAREY WATERMARK INVESTORS ACTIVITY

•	From the beginning of its initial public offering through February 24, 2012, our lodging-focused non-traded REIT offering has raised approximately $53.0 million.

ASSETS UNDER OWNERSHIP AND MANAGEMENT

•	W. P. Carey is the advisor to the CPA® REITs and CWI, which had aggregate real estate assets of $9.5 billion and total assets of $9.8 billion as of December 31, 2011.

•

As of December 31, 2011, the occupancy rate of W. P. Carey’s 13 million square foot owned portfolio was approximately 93%. In addition, for the 106 million square feet owned by the CPA® REITs, the average occupancy rate was approximately 98% at that date.

DISTRIBUTIONS

•

The W. P. Carey Board of Directors raised the quarterly cash distribution to $0.563 per share for the fourth quarter of 2011. The distribution—our 43rd consecutive quarterly increase—was paid on January 13, 2012 to shareholders of record as of December 31, 2011.

Commenting on the 2011 results, W. P. Carey President and CEO Trevor Bond noted, “With solid improvements in our key metrics, 2011 was a record year, during which we closed on more than $1 billion in transactions, expanded the diversity of our portfolios by geography and industry, and completed more than $645 million in financings and re-financings.”

“In light of the proposed REIT conversion and merger with CPA®:15 announced last week, we believe we are entering 2012 with significant opportunities for advancing our overall business strategy of growing assets under ownership and enhancing shareholder value.”

CONFERENCE CALL & WEBCAST

Please call at least 10 minutes prior to call to register.

Time: Tuesday, February 28, 2012 at 11:00 AM (ET)

Call-in Number: 800-860-2442

(International) +1-412-858-4600

Webcast: www.wpcarey.com/earnings

Podcast: www.wpcarey.com/podcast

Available after 2:00 PM (ET)

Replay Number: 877-344-7529

(International) +1-412-317-0088

Replay Passcode: 10009187

Replay Available until March 13, 2012 at 9:00 AM (ET).

W. P. Carey & Co. LLC

W. P. Carey & Co. LLC (NYSE: WPC) owns and manages a global investment portfolio of approximately $12 billion. W. P. Carey provides companies worldwide with long term sale leaseback and build to suit financing and engages in other types of real estate-related investment. Publicly traded on the New York Stock Exchange (WPC), W. P. Carey and its CPA® series of income-generating, non-traded REITs help companies and private equity firms unlock capital tied up in real estate assets. The W. P. Carey Group’s investments are highly diversified, comprising contractual agreements with approximately 288 long-term corporate tenants spanning 28 industries and 18 countries. www.wpcarey.com http://www.wpcarey.com.

Individuals interested in receiving future updates on W. P. Carey via e-mail can register at www.wpcarey.com/alerts.

W. P. Carey 2011 Earnings Release 8-K — 2

Cautionary Statement Concerning Forward-Looking Statements:

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Act and the Exchange Act, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of W. P. Carey & Co. LLC (“W. P. Carey”) and can be identified by the use of words such as “may,” “will,” “should,” “would,” “assume,” “outlook,” “seek,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast,” and other comparable terms. These forward-looking statements include, but are not limited to, statements regarding the anticipated future financial and operating performance and results, including estimates of growth. These statements are based on the current expectations of the management of W. P Carey. It is important to note that W. P. Carey’s actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. These risks include, but are not limited to, the general economic climate, the supply of and demand for office and industrial properties, interest rate levels, the availability of financing, and other risks associated with the acquisition and ownership of properties, including risks that the tenants will not pay rent, or that costs may be greater than anticipated. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of the company. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings with the Securities and Exchange Commission (the “SEC”) and are available at the SEC’s website at http://www.sec.gov, including: (a) Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2010 as filed with the SEC on February 25, 2011 and (b) in the Current Report on Form 8-K filed with the SEC on June 10, 2011. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

W. P. Carey 2011 Earnings Release 8-K — 3

W. P. CAREY & CO. LLC

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except share and per share amounts)

	September 30,	September 30,	September 30,
	Years Ended December 31,
	2011	2010	2009
Revenues
Asset management revenue	$66,808	$76,246	$76,621
Structuring revenue	46,831	44,525	23,273
Incentive, termination and subordinated disposition revenue	52,515	—	—
Wholesaling revenue	11,664	11,096	7,691
Reimbursed costs from affiliates	64,829	60,023	47,534
Lease revenues	70,206	59,881	58,564
Other real estate income	23,556	18,083	14,698

	336,409	269,854	228,381

Operating Expenses
General and administrative	(93,707)	(73,429)	(63,818)
Reimbursable costs	(64,829)	(60,023)	(47,534)
Depreciation and amortization	(28,518)	(22,604)	(20,879)
Property expenses	(13,241)	(10,416)	(6,699)
Other real estate expenses	(10,784)	(8,121)	(7,308)
Impairment charges	(10,432)	(1,140)	(3,516)

	(221,511)	(175,733)	(149,754)

Other Income and Expenses
Other interest income	2,001	1,268	1,713
Income from equity investments in real estate and the REITs	51,228	30,992	13,425
Gain on change in control of interests	27,859	—	—
Other income and (expenses)	4,550	1,407	7,357
Interest expense	(21,920)	(15,725)	(14,462)

	63,718	17,942	8,033

Income from continuing operations before income taxes	178,616	112,063	86,660
Provision for income taxes	(37,228)	(25,822)	(22,793)

Income from continuing operations	141,388	86,241	63,867

Discontinued Operations
Income from operations of discontinued properties	174	2,491	5,908
Gain on deconsolidation of a subsidiary	1,008	—	—
(Loss) gain on sale of real estate	(3,391)	460	7,701
Impairment charges	(41)	(14,241)	(6,908)

(Loss) income from discontinued operations	(2,250)	(11,290)	6,701

Net Income	139,138	74,951	70,568
Add: Net loss attributable to noncontrolling interests	1,864	314	713
Less: Net income attributable to redeemable noncontrolling interest	(1,923)	(1,293)	(2,258)

Net Income Attributable to W. P. Carey Members	$139,079	$73,972	$69,023

Basic Earnings Per Share
Income from continuing operations attributable to W. P. Carey members	$3.50	$2.14	$1.57
(Loss) income from discontinued operations attributable to W. P. Carey members	(0.06)	(0.28)	0.17

Net income attributable to W. P. Carey members	$3.44	$1.86	$1.74

Diluted Earnings Per Share
Income from continuing operations attributable to W. P. Carey members	$3.47	$2.14	$1.57
(Loss) income from discontinued operations attributable to W. P. Carey members	(0.05)	(0.28)	0.17

Net income attributable to W. P. Carey members	$3.42	$1.86	$1.74

Weighted Average Shares Outstanding
Basic	39,819,475	39,514,746	39,019,709

Diluted	40,098,095	40,007,894	39,712,735

Amounts Attributable to W. P. Carey Members
Income from continuing operations, net of tax	$141,329	$85,262	$62,322
(Loss) income from discontinued operations, net of tax	(2,250)	(11,290)	6,701

Net income	$139,079	$73,972	$69,023

W. P. Carey 2011 Earnings Release 8-K — 4

W. P. CAREY & CO. LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	September 30,	September 30,	September 30,
	Years Ended December 31,
	2011	2010	2009
Cash Flows — Operating Activities
Net income	$139,138	$74,951	$70,568
Adjustments to net income:
Depreciation and amortization, including intangible assets and deferred financing costs	29,616	24,443	24,476
Loss (income) from equity investments in real estate and the REITs in excess of distributions received	310	(4,920)	(2,258)
Straight-line rent and financing lease adjustments	(3,698)	286	2,223
Amortization of deferred revenue	(6,291)	—	—
Gain on deconsolidation of a subsidiary	(1,008)	—	—
Loss (gain) on sale of real estate	3,391	(460)	(7,701)
Gain on extinguishment of debt	—	—	(6,991)
Unrealized loss (gain) on foreign currency transactions and others	138	300	(174)
Realized gain on foreign currency transactions and others	(965)	(731)	(257)
Allocation of (loss) earnings to profit-sharing interest	—	(781)	3,900
Management and disposition income received in shares of affiliates	(73,936)	(35,235)	(31,721)
Gain on conversion of shares	(3,806)	—	—
Gain on change in control of interests	(27,859)	—	—
Impairment charges	10,473	15,381	10,424
Stock-based compensation expense	17,716	7,082	9,336
Deferred acquisition revenue received	21,546	21,204	25,068
Increase in structuring revenue receivable	(19,537)	(20,237)	(11,672)
Increase (decrease) in income taxes, net	244	(1,288)	(9,276)
Net changes in other operating assets and liabilities	(5,356)	6,422	(1,401)

Net cash provided by operating activities	80,116	86,417	74,544

Cash Flows — Investing Activities
Distributions received from equity investments in real estate and the REITs in excess of equity income	20,807	18,758	39,102
Capital contributions to equity investments	(2,297)	—	(2,872)
Purchase of interests in CPA®:16 — Global	(121,315)	—	—
Purchases of real estate and equity investments in real estate	(24,315)	(96,884)	(39,632)
VAT paid in connection with acquisition of real estate	—	(4,222)	—
VAT refunded in connection with acquisitions of real estate	5,035	—	—
Capital expenditures	(13,239)	(5,135)	(7,775)
Cash acquired on acquisition of subsidiaries	57	—	—
Proceeds from sale of real estate	12,516	14,591	43,487
Proceeds from sale of securities	818	—	—
Proceeds from transfer of profit-sharing interest	—	—	21,928
Funding of short-term loans to affiliates	(96,000)	—	—
Proceeds from repayment of short-term loans to affiliates	96,000	—	—
Funds released from escrow	2,584	36,620	—
Funds placed in escrow	(6,735)	(1,571)	(36,132)

Net cash (used in) provided by investing activities	(126,084)	(37,843)	18,106

Cash Flows — Financing Activities
Distributions paid	(85,814)	(92,591)	(78,618)
Contributions from noncontrolling interests	3,223	14,261	2,947
Distributions to noncontrolling interests	(7,258)	(4,360)	(5,505)
Contributions from profit-sharing interest	—	3,694	—
Distributions to profit-sharing interest	—	(693)	(5,645)
Purchase of noncontrolling interest	(7,502)	—	(15,380)
Scheduled payments of mortgage principal	(25,327)	(14,324)	(9,534)
Prepayments of mortgage principal	—	—	(13,974)
Proceeds from mortgage financing	45,491	56,841	42,495
Proceeds from lines of credit	251,410	83,250	150,500
Repayments of lines of credit	(160,000)	(52,500)	(148,518)
Proceeds from loans from affiliates	—	—	1,625
Repayments of loans from affiliates	—	—	(1,770)
Payment of financing costs	(7,778)	(1,204)	(862)
Proceeds from issuance of shares	1,488	3,724	1,507
Windfall tax benefit associated with stock-based compensation awards	2,569	2,354	143
Repurchase and retirement of shares	—	—	(10,686)

Net cash provided by (used in) financing activities	10,502	(1,548)	(91,275)

Change in Cash and Cash Equivalents During the Year
Effect of exchange rate changes on cash	70	(783)	276

Net (decrease) increase in cash and cash equivalents	(35,396)	46,243	1,651
Cash and cash equivalents, beginning of year	64,693	18,450	16,799

Cash and cash equivalents, end of year	$29,297	$64,693	$18,450

W. P. Carey 2011 Earnings Release 8-K — 5

W. P. CAREY & CO. LLC

Financial Highlights (Unaudited)

(in thousands, except per share amounts)

These financial highlights include non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), funds from operations – as adjusted (“AFFO”) and adjusted cash flow from operating activities. A description of these non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures is provided on the following pages.

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	Three Months Ended December 31,			Years Ended December 31,
	2011	2010	2009	2011	2010	2009
EBITDA (a)
Investment management	$10,531	$27,562	$21,372	$112,433	$69,886	$56,679
Real estate ownership	13,098	14,172	18,403	115,908	70,603	75,174

Total	$23,629	$41,734	$39,775	$228,341	$140,489	$131,853

AFFO (a)
Investment management	$14,290	$18,194	$11,219	$101,643	$50,239	$37,541
Real estate ownership	20,919	18,083	22,454	87,210	80,631	85,335

Total	$35,209	$36,277	$33,673	$188,853	$130,870	$122,876

EBITDA Per Share (Diluted) (a)
Investment management	$0.26	$0.69	$0.53	$2.80	$1.75	$1.43
Real estate ownership	0.33	0.35	0.46	2.89	1.76	1.89

Total	$0.59	$1.04	$0.99	$5.69	$3.51	$3.32

AFFO Per Share (Diluted) (a)
Investment management	$0.36	$0.45	$0.28	$2.54	$1.26	$0.94
Real estate ownership	0.52	0.45	0.55	2.17	2.01	2.15

Total	$0.88	$0.90	$0.83	$4.71	$3.27	$3.09

Adjusted Cash Flow From Operating Activities
Adjusted cash flow				$98,588	$88,634	$93,880

Adjusted cash flow per share (diluted)				$2.46	$2.22	$2.36

Distributions declared per share				$2.185	$2.028	$1.996

Payout ratio (distributions per share/adjusted cash flow per share)				89%	91%	85%

(a)	Effective January 1, 2011, we include our equity investments in the REITs in our real estate ownership segment. The equity income (loss) from the REITs that is now included in our real estate ownership segment represents our proportionate share of the revenue less expenses of the properties held by the REITs. This treatment is consistent with that of our directly-owned properties. Results for the three months ended as well as the years ended December 31, 2010 and 2009 have been adjusted to reflect this reclassification.

W. P. Carey 2011 Earnings Release 8-K — 6

W. P. CAREY & CO. LLC

Reconciliation of Net Income to EBITDA (Unaudited)

(in thousands, except share and per share amounts)

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	Three Months Ended December 31,			Years Ended December 31,
	2011	2010	2009	2011	2010	2009
Investment Management
Net income from investment management attributable to W.P. Carey members (a)	$13,095	$15,731	$12,764	$73,998	$41,573	$31,059
Adjustments:
Provision for income taxes	(3,540)	10,668	7,559	34,971	23,661	21,813
Depreciation and amortization	976	1,163	1,049	3,464	4,652	3,807

EBITDA — investment management	$10,531	$27,562	$21,372	$112,433	$69,886	$56,679

EBITDA per share (diluted)	$0.26	$0.69	$0.53	$2.80	$1.75	$1.43

Real Estate Ownership
Net income from real estate ownership attributable to W. P. Carey members (a)	$(4,004)	$4,050	$10,222	$65,081	$32,399	$37,964
Adjustments:
Interest expense	6,260	4,334	3,217	21,920	15,725	14,462
Provision for income taxes	2,227	914	(704)	2,257	2,161	980
Depreciation and amortization	8,416	4,210	3,035	25,054	17,952	17,072
Reconciling items attributable to discontinued operations	199	664	2,633	1,596	2,366	4,696

EBITDA — real estate ownership	$13,098	$14,172	$18,403	$115,908	$70,603	$75,174

EBITDA per share (diluted)	$0.33	$0.35	$0.46	$2.89	$1.76	$1.89

Total Company
EBITDA	$23,629	$41,734	$39,775	$228,341	$140,489	$131,853

EBITDA per share (diluted)	$0.59	$1.04	$0.99	$5.69	$3.51	$3.32

Diluted weighted average shares outstanding	40,152,444	40,104,715	40,390,393	40,098,095	40,007,894	39,712,735

(a)	Effective January 1, 2011, we include our equity investments in the REITs in our real estate ownership segment. The equity income (loss) from the REITs that is now included in our real estate ownership segment represents our proportionate share of the revenue less expenses of the properties held by the REITs. This treatment is consistent with that of our directly-owned properties. Results for the three months ended as well as the years ended December 31, 2010 and 2009 have been adjusted to reflect this reclassification.

Non-GAAP Financial Disclosure

EBITDA as disclosed represents earnings before interest, taxes, depreciation and amortization. We believe that EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business segments, although it does not represent net income that is computed in accordance with GAAP, because it removes the impact of our capital structure and asset base from our operating results and because it is helpful when comparing our operating performance to that of companies in our industry without regard to such items, which can vary substantially from company to company. Accordingly, EBITDA should not be considered as an alternative to net income as an indicator of our financial performance. EBITDA may not be comparable to similarly titled measures of other companies. Therefore, we use EBITDA as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies, and determine executive compensation.

W. P. Carey 2011 Earnings Release 8-K — 7

W. P. CAREY & CO. LLC

Reconciliation of Net Income to Funds From Operations –– as adjusted (AFFO) (Unaudited)

(in thousands, except share and per share amounts)

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	Three Months Ended December 31,			Years Ended December 31,
	2011	2010	2009	2011	2010	2009
Investment Management
Net Income from investment management attributable to W. P. Carey members (a)	$13,095	$15,731	$12,764	$73,998	$41,573	$31,059

FFO — as defined by NAREIT (b)	13,095	15,731	12,764	73,998	41,573	31,059

Adjustments:
Amortization and other non-cash charges	3,297	2,463	(1,545)	33,306	8,666	6,482
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at AFFO:
AFFO adjustments to equity earnings from equity investments	(2,102)	—	—	(5,661)	—	—

Total adjustments	1,195	2,463	(1,545)	27,645	8,666	6,482

AFFO — Investment Management	$14,290	$18,194	$11,219	$101,643	$50,239	$37,541

Real Estate Ownership
Net Income from real estate ownership attributable to W. P. Carey members (a)	$(4,004)	$4,050	$10,222	$65,081	$32,399	$37,964
Adjustments:
Depreciation and amortization of real property	8,415	4,565	4,780	25,324	19,022	18,948
Impairment charges	5,498	6,763	5,754	10,473	15,381	10,424
Loss (gain) on sale of real estate, net	3,655	—	(7,358)	3,391	(460)	(7,701)
Proportionate share of adjustments to equity in net income of partially owned entities to to arrive at FFO:
Depreciation and amortization of real property	1,208	1,550	4,305	5,257	6,477	10,598
Impairment charges	—	—	—	1,090	1,394	—
Loss (gain) on sale of real estate, net	—	—	—	34	(38)	—
Proportionate share of adjustments for noncontrolling interests to arrive at FFO	(508)	(195)	(148)	(1,984)	(727)	(586)

Total adjustments	18,268	12,683	7,333	43,585	41,049	31,683

FFO — as defined by NAREIT (b)	14,264	16,733	17,555	108,666	73,448	69,647

Adjustments:
Gain on change in control of interests (c)	—	—	—	(27,859)	—	—
Gain on deconsolidation of a subsidiary	—	—	—	(1,008)	—	—
Other gains, net	(1,118)	(755)	—	(983)	(755)	(2,796)
Other depreciation, amortization and non-cash charges	853	(14)	(4,492)	(1,780)	(934)	(4,122)
Straight-line and other rent adjustments	(1,804)	128	465	(4,255)	295	1,273
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at AFFO:
Other depreciation, amortization and non-cash charges	—	—	2,892	—	25	24
Straight-line and other rent adjustments	(414)	(532)	(771)	(1,641)	(2,260)	(1,371)
AFFO adjustments to equity earnings from equity investments	9,084	2,485	6,811	15,798	10,696	22,675
Proportionate share of adjustments for noncontrolling interests to arrive at AFFO	54	38	(6)	272	116	5

Total adjustments	6,655	1,350	4,899	(21,456)	7,183	15,688

AFFO — Real Estate Ownership	$20,919	$18,083	$22,454	$87,210	$80,631	$85,335

Total Company
FFO — as defined by NAREIT	$27,359	$32,464	$30,319	$182,664	$115,021	$100,706

FFO — as defined by NAREIT per share (diluted)	$0.68	$0.81	$0.75	$4.56	$2.87	$2.54

AFFO	$35,209	$36,277	$33,673	$188,853	$130,870	$122,876

AFFO per share (diluted)	$0.88	$0.90	$0.83	$4.71	$3.27	$3.09

Diluted weighted average shares outstanding	40,152,444	40,104,715	40,390,393	40,098,095	40,007,894	39,712,735

W. P. Carey 2011 Earnings Release 8-K — 8

(a)	Effective January 1, 2011, we include our equity investments in the REITs in our real estate ownership segment. The equity income (loss) from the REITs that is now included in our real estate ownership segment represents our proportionate share of the revenue less expenses of the properties held by the REITs. This treatment is consistent with that of our directly-owned properties. Results for the three months ended as well as the years ended December 31, 2010 and 2009 have been adjusted to reflect this reclassification.
(b)	The SEC Staff has recently advised that they take no position on the inclusion or exclusion of impairment write-downs in arriving at Funds From Operations (“FFO”). Since 2003, the National Association of Real Estate Investment Trusts (“NAREIT”) has taken the position that the exclusion of impairment charges is consistent with its definition of FFO. Accordingly, we have revised our computation of FFO to exclude impairment charges, if any, in arriving at FFO for all periods presented.
(c)

Represents gain recognized on purchase of the remaining interests in two ventures from CPA®:14, which we had previously accounted for under the equity method. In connection with purchasing these properties, we recognized a net gain of $27.9 million during the year ended December 31, 2011 to adjust the carrying value of our existing interests in these ventures to their estimated fair values.

Non-GAAP Financial Disclosure

FFO is a non-GAAP measure defined by NAREIT. NAREIT defines FFO as net income or loss (as computed in accordance with GAAP) excluding: depreciation and amortization expense from real estate assets, impairment charges on real estate, gains or losses from sales of depreciated real estate assets and extraordinary items; however, FFO related to assets held for sale, sold or otherwise transferred and included in the results of discontinued operations are included. These adjustments also incorporate the pro rata share of unconsolidated subsidiaries. FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers. Although NAREIT has published this definition of FFO, companies often modify this definition as they seek to provide financial measures that meaningfully reflect their distinctive operations.

We modify the NAREIT computation of FFO to include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of intangibles, deferred income tax benefits and expenses, straight-line rents, stock compensation, gains or losses from extinguishment of debt and deconsolidation of subsidiaries and unrealized foreign currency exchange gains and losses. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income as they are not the primary drivers in our decision making process. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows, and we therefore use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies, and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider because it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations.

W. P. Carey 2011 Earnings Release 8-K — 9

W. P. CAREY & CO. LLC

Adjusted Cash Flow from Operating Activities (Unaudited)

(in thousands, except share and per share amounts)

	September 30,	September 30,	September 30,
	Years Ended December 31,
	2011	2010	2009
Cash flow provided by operating activities	$80,116	$86,417	$74,544
Adjustments:
Distributions received from equity investments in real estate in excess of equity income (a)	17,033	9,253	18,503
Distributions paid to noncontrolling interests, net (b)	(946)	(614)	(568)
Changes in working capital (c)	12,718	(6,422)	1,401
CPA®:14/16 Merger - revenue net of costs/taxes (d)	(10,333)	—	—

Adjusted cash flow from operating activities	$98,588	$88,634	$93,880

Adjusted cash flow per share (diluted)	$2.46	$2.22	$2.36

Distributions declared per share	$2.185	$2.028	$1.996

Payout ratio (distributions per share/adjusted cash flow per share)	89%	91%	85%

Diluted weighted average shares outstanding	40,098,095	40,007,894	39,712,735

(a)

We take a substantial portion of our asset management revenue in shares of the CPA® REIT funds. To the extent we receive distributions in excess of the equity income that we recognize, we include such amounts in our evaluation of cash flow from core operations.

(b)	Represents noncontrolling interests’ share of distributions made by ventures that we consolidate in our financial statements.
(c)	Timing differences arising from the payment of certain liabilities and the receipt of certain receivables in a period other than that in which the item is recognized in determining net income may distort the actual cash flow that our core operations generate. We adjust our GAAP cash flow from operating activities to record such amounts in the period in which the item was actually recognized.
(d)

Amounts represent termination and subordinated disposition revenue, net of costs and a 45% tax provision, earned in connection with the CPA®:14/16 Merger. This revenue is generally earned in connection with events that provide liquidity or alternatives to the CPA® REIT shareholders. In determining cash flow generated from our core operations, we believe it is more appropriate to normalize cash flow for the impact of the net revenue earned in connection with the CPA®:14/16 Merger.

Non-GAAP Financial Disclosure

Adjusted cash flow from operating activities refers to our cash provided by operating activities, as determined in accordance with GAAP, adjusted primarily to reflect timing differences between the period an expense is incurred and paid, to add cash distributions that we receive from our investments in unconsolidated real estate joint ventures in excess of our equity investment in the joint ventures, and to subtract cash distributions that we make to our noncontrolling partners in real estate joint ventures that we consolidate. We hold a number of interests in real estate joint ventures, and we believe that adjusting our GAAP cash provided by operating activities to reflect these actual cash receipts and cash payments may give investors a more accurate picture of our actual cash flow than GAAP cash provided by operating activities alone and that it is a useful supplemental measure for investors to consider. We also believe that adjusted cash flow from operating activities is a useful supplemental measure for assessing the cash flow generated from our core operations, and we use this measure when evaluating distributions to shareholders and as one measure of our operating performance when we determine executive compensation. Adjusted cash flow from operating activities should not be considered as an alternative to cash provided by operating activities computed on a GAAP basis as a measure of our liquidity. Adjusted cash flow from operating activities may not be comparable to similarly titled measures of other companies.

W. P. Carey 2011 Earnings Release 8-K — 10

W. P. CAREY & CO. LLC

Selected Investment Management Fees and Distributions (Unaudited)

(in thousands)

	September 30,	September 30,	September 30,	September 30,
	Asset Management Revenue
Year Ended December 31, 2011	Base Asset Management Revenue	Performance Revenue	Distributions of Available Cash	Total
CPA®:14	$3,116	$3,116	$—	$6,232
CPA®:15	13,001	13,001	—	26,002
CPA®:16 - Global	16,920	3,921	6,157	26,998
CPA®:17 - Global	13,435	—	9,378	22,813
CWI/Other	298	—	—	298

Total	$46,770	$20,038	$15,535	$82,343

Year Ended December 31, 2010
Total	$40,685	$35,561	$4,468	$80,714

W. P. Carey 2011 Earnings Release 8-K — 11